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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




     Date of report (Date of earliest event reported): SEPTEMBER 3, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                 (State or other jurisdiction of incorporation)


      0-15416                                       62-1212264
(Commission File Number)                (I.R.S. Employer Identification No.)


               1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE 38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On September 3, 1996, the Registrant acquired (the "Transaction") from Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. (the "Sellers") 100% of the outstanding common stock (the "Acquired Stock") of Rosenberg & Kalman, M.D., P.A. (the "Acquired Business"). The total consideration (the "Purchase Price") paid for the Acquired Stock was approximately $8.1 million in cash and $1.9 million in unsecured, subordinated promissory notes payable on or before August 30, 2001. The Notes may, at the election of the holders, be paid in shares of Registrant Common Stock based on a price equal to 110% of the lesser of $12.50 per share or the average closing price per Share on The Nasdaq Stock Market's National Market for the ten trading days immediately preceding the Closing Date. The issuance and delivery of Registrant common stock in full or partial payment of the Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Stock was purchased by the Registrant directly from the Sellers. At the time of the Transaction, neither Seller had a material relationship with the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of business management of a medical oncology and hematology practice, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the medical oncology and hematology specialty.

         Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with the Registrant providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds of a draw on the Registrant's unsecured acquisition credit facility provided through a syndicate of commercial banks led by NationsBank of Tennessee, N.A. Borrowings under such facility bear interest at a rate equal to LIBOR plus 2 5/8%, and are payable on or before May 31, 1998.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Audited financial statements required to be filed pursuant to Rule
3-05 of Regulation S-X have been previously filed by the Registrant as part of the Registrant's registration statement of Form S-2, Registration #333-08289, which was filed on July 17, 1996. It is impracticable for the Registrant to provide with this Current Report the interim financial
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statements for the Acquired Business required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as it becomes available, but in any event no later than November 15, 1996.

         Also included herewith is Exhibit 10(v), Stock Purchase Agreement among Response Oncology, Inc., Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. dated as of September 1, 1996 and Exhibit 10(x), Service Agreement among Response Oncology, Inc., Rosenberg & Kalman, M.D., P.A., R&K, M.D., P.A. and Stockholders of R&K, M.D., P.A. dated as of September 1, 1996.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RESPONSE ONCOLOGY, INC.


Dated: September 18, 1996                  By: /s/ Debbie K. Elliott
                                               -------------------------------
                                               Debbie K. Elliott, Executive
                                               Vice President - Finance

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                                 EXHIBIT INDEX

                                                                                                  SEQUENTIALLY
EXHIBIT                                                                                             NUMBERED
NUMBER               DESCRIPTION OF EXHIBIT                                                           PAGE
- ------               ----------------------
10(v)                Stock Purchase Agreement by and among Response Oncology, Inc., Alfred
                     M. Kalman, M.D. and Abraham Rosenberg, M.D. dated September 1, 1996

10(x)                Service Agreement among Response Oncology, Inc., Rosenberg & Kalman,
                     M.D., P.A., R&K, M.D., P.A. and Stockholders of R&K, M.D., P.A. dated as of September 1, 1996. *


* PORTIONS OF EXHIBIT 10(x) HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.